Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in Form 10SB, dated December 01, 2003 of our audit report dated October 14, 2003 on the financial statements of Tech Ventures, Inc. (now Assuretec Holdings, Inc. as of and for the year ended June 30, 2003 and the review of the quarterly report on the financial statements of Tech Ventures, Inc. for the three months ended September 30, 2003.



/s/ Stephen A. Diamond
----------------------
Stephen A. Diamond
1200 Sheppard Ave. E. Suite 203
North York, Ontario
Canada M2K 2S5
December 10, 2003